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                                                                   Exhibit 99.1

NEWS RELEASE                                            [HUNTINGTON logo]



FOR IMMEDIATE RELEASE
JANUARY 27, 2004

CONTACTS:

HUNTINGTON
Media                                               Analysts
Jeri Grier-Ball   (614) 480-5413                    Jay Gould     (614) 480-4060
                                                    Susan Stuart  (614) 480-3878
UNIZAN
Media/Analysts
Sandy K. Upperman (330) 438-4858


                            HUNTINGTON BANCSHARES AND
                             UNIZAN FINANCIAL CORP.
                            ANNOUNCE MERGER AGREEMENT
                          o STRENGTHENS OHIO PRESENCE


         COLUMBUS, Ohio - Huntington Bancshares Incorporated (NASDAQ: HBAN) and Canton, Ohio-based Unizan Financial Corp. (NASDAQ:UNIZ) today announced the signing of a definitive agreement to merge the two organizations.

         Under the terms of the agreement, Unizan shareholders will receive
1.1424 shares of Huntington common stock, on a tax-free basis, for each share of Unizan. Based on the $23.10 closing price of Huntington's common stock on January 26, 2004, this represents a price of $26.39 per Unizan share, a 15% premium to their closing price of $22.95, and values the transaction at approximately $587 million. The merger was unanimously approved by both boards and is expected to close late in the second quarter of 2004, pending customary regulatory approvals, as well as Unizan shareholder approval. Huntington expects the purchase to be accretive to 2004 earnings, excluding one-time charges, and adds over 1% to earnings in 2005.

         "This merger is a great addition to Huntington's Ohio franchise," said Thomas E. Hoaglin, chairman, president, and chief executive officer, "and we look forward to welcoming

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Unizan's customers and associates to the Huntington family. We have a high regard for the Unizan management team, as well as their franchise, which has a local-decision based culture and customer base very similar to our own."

         "We have previously stated an objective of deepening our Midwest market presence," he noted. "Unizan provides us access to three new areas in Ohio centered around Canton, Zanesville, and Newark, and further solidifies our presence in the Dayton-Springfield and Columbus areas." As a result of the merger, Huntington will have the #1 and #2 deposit market share positions in Muskingum and Stark counties, respectively, #2 deposit market share positions in the Columbus and Newark areas, and #5 deposit market position in the Dayton-Springfield area.

         "Retaining customers and local management are key objectives," he continued. "We are pleased to announce that upon completion of the merger, Roger Mann, currently president and chief executive officer of Unizan, will become the president of a newly created region that includes Summit, Stark, Tuscarawas, and Muskingum counties. This continuity of leadership ensures customers will continue to deal with familiar people and preserves the same level of local commitment to our communities."

         "During the last two years, we have built an attractive network of offices, created efficiencies in operations and focused on being a company that values integrity and high-level customer service," said Roger Mann. "Being part of Huntington is a great fit for our customers and communities. Huntington's marketplace position is that of the local bank with national resources. As such, their business model of local decision-making matches ours, and our customers will benefit from having access to a broader array of products and services."

         Hoaglin and Mann noted that the number one priority is making the transition seamless and effortless for Unizan's customers, and the company will initiate an extensive communication program so customers will always be well informed prior to any changes taking place.

         Upon completion of the merger, Huntington will have 381 offices, 751 ATMs, deposits of approximately $20 billion as of December 31, 2003, on a pro forma basis. In Ohio, Huntington would operate 205 offices, 417 ATMs with deposits of approximately $12 billion as of December 31, 2003, on a pro forma basis.

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ABOUT UNIZAN

         Unizan Financial Corp., a $2.7 billion holding company, is a premier financial services organization headquartered in Canton, Ohio. The company operates 45 full-service retail financial centers in five metropolitan markets in Ohio -- Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.'s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates niche businesses in government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey; and Indianapolis, Indiana; as well as aircraft lending centers in Columbus; Orlando, Florida; and Sacramento, California.


ABOUT HUNTINGTON

         Huntington Bancshares Incorporated is a $30 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 138 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at www.huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of nearly 700 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong.

CONFERENCE CALL / WEBCAST INFORMATION

     Huntington's senior management will host an investor conference call today, January 27th, at 12:00 noon EST. The call may be accessed via a live Internet webcast at www.huntington-ir.com or through a dial-in telephone number at 888-747-3526. Slides will be available at www.huntington-ir.com just prior to 12:00 noon EST on January 27, 2004 for review during the call. A replay of the webcast will be archived in the Investor Relations section of Huntington's web site www.huntington.com. A telephone replay will be available two hours after the completion of the call through February 10, 2004 at 888-266-2081; conference ID 378395.

FORWARD-LOOKING STATEMENT

     This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between Huntington and Unizan, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of Huntington and Unizan may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; Unizan's stockholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in Huntington's 2002 Annual Report on Form 10-K/A, Unizan's 2002 Annual Report on Form 10-K, and documents subsequently filed by Huntington and Unizan with the Securities and Exchange Commission. All


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forward-looking statements included in this news release are based on information available at the time of the release. Neither Huntington nor Unizan assume any obligation to update any forward-looking statement.


ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

     Huntington and Unizan will be filing relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 which will include a proxy statement/prospectus. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Huntington and Unizan, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287,
Attention: Investor Relations, 614-480-4060, or Unizan Financial Corp., 220 Market Avenue South, Canton, Ohio, 44702, Attn: Media Relations, 330-438-4858.

     STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

     The directors and executive officers of Unizan and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Unizan's directors and executive officers is available in its proxy statement filed with the SEC by Unizan on March 14, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.


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